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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  KEVCO, INC.
            (Exact name of registrant as specified in its charter)

                TEXAS                                 75-2666013
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          UNIVERSITY CENTRE I
       1300 S. UNIVERSITY DRIVE
             SUITE 200                                      76107
           FORT WORTH, TEXAS                              (Zip Code)
(Address of principal executive offices)

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
        NONE                                                NONE

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.   [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


     Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.01 PAR VALUE PER SHARE
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the section entitled "DESCRIPTION OF CAPITAL STOCK" relating to the common stock, par value $0.01 per share, of Kevco, Inc. (the "Company") appearing on pages 41-42 of the Company's Registration Statement on Form S-1 (Registration No. 333-11173), as amended, which section is incorporated herein by reference.

ITEM 2.   EXHIBITS

     1.   Registration Statement on Form S-1, as amended (No. 333-11173).

     2.   Articles of Incorporation of Kevco, Inc., as amended. (1)

     3.   Bylaws of Kevco, Inc. (1)

     4. Form of certificate evidencing ownership of the Common Stock of Kevco, Inc. (1)
---------
     (1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-11173), as amended, and incorporated herein by reference.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              KEVCO, INC.


                              By:   /s/ ELLIS L. MCKINLEY, JR.
                                    ------------------------------------------
                                    Ellis L. McKinley, Jr., Vice President and
                                    Chief Financial Officer


Date:  October 25, 1996